Exhibit 3.146

Form 205

Filed in the Office of the Secretary of State of Texas

Filing #: 800445612 01/27/2005

Document #: 80803040002

Image Generated Electronically for Web Filing

Secretary of State

P.O. Box 13697

Austin, TX 78711-3697

FAX: 512/463-5709

Filing Fee: $200

THE STATE OF TEXAS

Articles of Organization

Pursuant to Article

1528n, Texas Limited

Liability Company Act

Article 1 - Name

The name of the limited liability company is as set forth below:

Kingwood Pines Hospital, LLC

The name of the entity must contain the words “Limited Liability Company” or “Limited Company,” or an accepted abbreviation of such terms. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for the “name availability” is recommended.

Article 2 - Registered Agent and Registered Office (Select and complete either A or B and complete C)

☐A. The initial registered agent is an organization (cannot be company named above) by the name of:

OR

☑B. The initial registered agent is an individual resident of the state whose name is set forth below:

Name:

Jerry G Browder

C. The business address of the registered agent and the registered office address is:

Street Address:

504 Seville Road, Ste 201 Denton TX 76205

Article 3 - Management (Complete items A or B)

☐A. The limited liability company is to be managed by managers.

OR

☑B. The limited liability company will not have managers. Management of the company is reserved to the members.

The names and addresses of the initial members are set forth below:

Managing Member 1:

Jerry G Browder

Title: Managing Member

Street Address:

504 Seville Road, Ste 201 Denton TX, USA 76205

Article 4 - Duration

The period of duration is perpetual.

Article 5 - Purpose

The purpose for which the company is organized is for the transaction of any and all lawful business for which limited liability companies may be organized.

Supplemental Provisions / Information

[The attached addendum, if any, is incorporated herein by reference.]

Organizer

The name and address of the organizer is set forth below.

John R. Boyer, Jr. Nine Greenway Plaza, Suite 3100, Houston, Texas 77046

Effective Date of Filing

☑A. This document will become effective when the document is filed by the secretary of state.

OR

☐B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is:

Name Reservation Document Number

EXECUTION

The undersigned organizer signs these articles of organization subject to the penalties imposed by law for the submission of a false or fraudulent document.

John R. Boyer, Jr.

Signature of Organizer

FILING OFFICE COPY

Form 404

(revised 9/05)

This space reserved for office use.

Return in duplicate to:

Secretary of State

P.O. Box 13697

Austin, TX 78711-3697

512 463-5555

FAX: 512/463-5709

Filing Fee: $150

THE STATE OF TEXAS

Articles of Amendment

Pursuant to Article 4.04,

Texas Business

Corporation Act

FILED in the Office of the Secretary of State of Texas

DEC 30 2006

Corporations Section

Article 1 –Name

The name of the corporation is as set forth below:

Kingwood Pines Hospital, LLC

State the name of the entity as it is currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name in Article 1.

The filing number issued to the corporation by the secretary of state is: 800445612

Article 2—Amended Name

(If the purpose of the articles of amendment is to change the name of the corporation, then use the following statement)

The amendment changes the articles of incorporation to change the article that names the corporation. The article in the Articles of Incorporation is amended to read as follows:

The name of the corporation is (state the new name of the corporation below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term. The name must not be the same as, deceptively similar to, or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

Article 3 –Amendment to Registered Agent/Registered Office

The amendment changes the articles of incorporation to change the article stating the registered agent and the registered office address of the corporation. The article is amended to read as follows:

Registered Agent of the Corporation

(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be corporation named above) by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is set forth below.

First Name MI Last Name Suffix

Registered Office of the Corporation (Cannot be a P.O. Box.)

C. The business address of the registered agent and the registered office address is:

Street Address City State Zip Code

TX

Form 404

Article 4 – Other Altered, Added, or Deleted Provisions

Other changes or additions to the articles of incorporation may be made in the space provided below. If the space provided is insufficient to meet your needs, you may incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

The amendment changes the articles of incorporation to change the article stating the street address of Management of the corporation, under Article 3. The article is amended to read as follows:

Street Address:

2941 South Lake Vista Drive, Lewisville, Texas, USA 75067.

Article 5—Statement of Approval

The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation.

Effectiveness of Filing

A. ☒ This document will become effective when the document is filed by the secretary of state.

OR

B. ☐ This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

12-1-06

Date

By: Horizon Health Hospital Services, Inc.

Sole Member

Signature of Authorized Officer

David K. Meyercord

Executive VP & Secretary

Form 404

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